Exhibit 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

In connection the Quarterly Report on Form 10Q of Heritage Insurance Holdings, Inc. (the “Company”) for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Kirk Lusk, the Chief Financial Officer of the Company. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2022

By:	/s/ KIRK LUSK
Kirk Lusk
Chief Financial Officer
(Principal Financial Officer)